EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt -- CFO..... (480) 792-7804 Gordon W. Parnell -- Vice President of Business Development and Investor Relations.....(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES
SECOND QUARTER FISCAL YEAR 2013 FINANCIAL RESULTS,
INCLUDING RECORD NET SALES

▪	RECORD NET SALES INCLUDING NET SALES FROM THE ACQUISITION OF SMSC WHICH WAS COMPLETED ON AUGUST 2, 2012

▪	NON-GAAP NET SALES OF $407.8 MILLION, UP 15.7% SEQUENTIALLY

▪	GAAP NET SALES OF $383.3 MILLION, UP 8.9% SEQUENTIALLY

▪
ON A NON-GAAP BASIS: GROSS MARGIN OF 57.7%; OPERATING INCOME OF $119.1 MILLION; NET INCOME OF $97.7 MILLION; AND EPS OF 48 CENTS PER DILUTED SHARE. THE FIRST CALL PUBLISHED ESTIMATE FOR NON-GAAP EPS WAS 51 CENTS.

▪
ON A GAAP BASIS: GROSS MARGIN OF 50.7%; OPERATING INCOME OF $8.1 MILLION; NET LOSS OF $21.2 MILLION; AND NET LOSS OF 11 CENTS PER DILUTED SHARE. THERE WAS NO PUBLISHED FIRST CALL ESTIMATE FOR GAAP EPS.

CHANDLER, Arizona – November 8, 2012 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, today reported results for the three months ended September 30, 2012 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended September 30, 2012
	Non- GAAP[1]	% of Net Sales	GAAP	% of Net Sales
Net Sales	$407.8		$383.3
Gross Margin	$235.2	57.7%	$194.2	50.7%
Operating Income	$119.1	29.2%	$8.1	2.1%
Other Expense	($3.9)		($6.0)
Income Tax Provision	$17.5		$23.3
Net Income (Loss)	$97.7	24.0%	($21.2)	(5.5)%
Earnings (Loss) per Diluted Share	48 cents		(11 cents)

[1]	See the “Use of Non-GAAP Financial Measures” section of this release.
Consolidated GAAP net sales for the second quarter of fiscal 2013 were a record $383.3 million, up 8.9% sequentially from net sales of $352.1 million in the immediately preceding quarter, and up 12.5% from net sales of $340.6 million in the prior year’s second fiscal quarter. Consolidated GAAP net loss for the second quarter of

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Second Quarter Fiscal 2013
Financial Results

fiscal 2013 was $21.2 million, or 11 cents per diluted share, down from GAAP net income of $78.7 million, or 39 cents per diluted share, in the immediately preceding quarter, and down from GAAP net income of $79.3 million, or 40 cents per diluted share, in the prior year’s second fiscal quarter.

Consolidated non-GAAP net sales for the second quarter of fiscal 2013 were a record $407.8 million, up 15.7% sequentially from non-GAAP net sales of $352.4 million in the immediately preceding quarter, and up 19.7% from non-GAAP net sales of $340.6 million in the prior year’s second fiscal quarter. Non-GAAP net sales in the second quarter of fiscal 2013 were $24.5 million higher than GAAP net sales due to the sell-through of inventory held by distributors of SMSC and Roving Networks at the date we acquired these companies not being included in our GAAP results. Consolidated non-GAAP net income for the second quarter of fiscal 2013 was $97.7 million, or 48 cents per diluted share, up 0.9% from non-GAAP net income of $96.9 million, or 48 cents per diluted share, in the immediately preceding quarter, and up 5.6% from non-GAAP net income of $92.6 million, or 46 cents per diluted share, in the prior year’s second fiscal quarter. For the second quarters of fiscal 2013 and fiscal 2012, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, restructuring costs, earn out adjustments and legal and other general and administrative expenses associated with acquisitions), the settlement of certain legal matters of Silicon Storage Technology, Inc. (which we acquired in April 2010), and non-cash interest expense on our convertible debentures. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.2 cents per share. The quarterly dividend is payable on December 6, 2012 to stockholders of record on November 21, 2012.

“Our September quarter results were slightly lower than what we had guided during our last earnings call and were consistent with the preliminary results we announced on October 15th,” said Steve Sanghi, President and CEO. “The macro environment continued to be very weak during the quarter. The negative effects of the European markets and weaker economic activity in the U.S. and China led us to finish the quarter slightly lower than we expected.”

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Microchip Technology Reports
Second Quarter Fiscal 2013
Financial Results

Mr. Sanghi added, “Our consolidated results including SMSC had several major highlights. First, our overall business achieved an all time record in non-GAAP net sales of $407.8 million. Second, our overall microcontroller revenue achieved a new record. Last but not least, our overall analog business also achieved a record, and at 21.2% of our revenue was the highest it has ever been.”

“Our 16-bit microcontroller business (excluding SMSC) was up 28.8% from the year ago quarter, although it was down 7.8% sequentially, said Ganesh Moorthy, Chief Operating Officer. “Coming on the heels of several strong growth quarters, and the achievement of record revenue in the June quarter, we believe the softness seen last quarter is reflective of the weak macro environment. Combining the 16-bit microcontroller revenue from SMSC with Microchip’s 16-bit microcontroller revenue, this business achieved an all-time record for net sales.”

Mr. Moorthy continued, “Our 32-bit microcontroller business (excluding SMSC) was up 97% from the year ago quarter and down only 0.5% sequentially, demonstrating continuing strong share gains for the business. Combining the 32-bit microcontroller revenue from SMSC with Microchip’s 32-bit MCU revenue, this business also achieved an all time record for revenue.”

Mr. Moorthy concluded, “Our analog business (excluding SMSC) bucked the trend and grew 1.9% sequentially to achieve a new record, and performed exceptionally well in the current environment. Our analog business was also up 13.7% compared to the year-ago quarter.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “We have cut the wafer starts in our fabrication facilities to help curb the growth of excess inventory related to the adverse business environment. The reduction in wafer starts will have a negative impact on our gross margin in the December quarter and is reflected in our guidance provided today. Our inventory at September 30, 2012 was $289.5 million, representing 140 days of inventory. The inventory balance includes $26.2 million of fair value write-up as required for GAAP accounting purposes related to the SMSC acquisition. Inventory at our distributors is at record low levels of about 31 days.”

Mr. Sanghi concluded, “We are continuing to see a very weak global macroeconomic environment. We believe that the worldwide GDP growth is decelerating. We are seeing weakness in our SMSC business as well as Microchip’s microcontroller, analog and memory businesses based on the economic and business environments.

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Microchip Technology Reports
Second Quarter Fiscal 2013
Financial Results

However, in the December quarter, we will have three months of SMSC business versus two months last quarter, which is expected to take our net sales to a new record high at the midpoint of our guidance. Taking these factors into consideration, we expect Microchip’s total net sales including SMSC to be $396 million to $426 million.”

Microchip’s Recent Highlights:

•
Microchip and Arrow Electronics, Inc. announced a global distribution agreement to sell Microchip’s entire product offerings through Arrow’s components portfolio and through Nu Horizons Electronics, an Arrow company.

•
Microchip closed its acquisition of SMSC, to expand Microchip’s smart mixed-signal connectivity solutions for embedded applications in markets such as automotive, industrial, computing, consumer and wireless audio. Microchip also announced its first new SMSC products—the JukeBlox® 3.1 Software Development Kit and CX875 Wi-Fi® Network Media Module, which provide the easiest and most cost-effective solution for creating AirPlay® compatible wireless audio streaming systems.

•
The Company also integrated its agency pre-certified Wi-Fi modules from the recent Roving Networks acquisition into Microchip’s flexible and modular Explorer development systems that support all of its 8, 16 and 32-bit PIC® microcontrollers. The RN-131 and RN-171 PICtail™/PICtail Plus daughter boards integrate these modules, which use a simple serial interface to connect with any PIC microcontroller and expand Microchip’s wireless portfolio with the industry’s lowest power consumption and an integrated TCP/IP stack.

•	In other wireless news, Microchip added a 5 GHz RF power amplifier for the new IEEE 802.11ac Wi-Fi standard that delivers low EVM at high power for WLAN applications.

•
Microchip shipped 46,957 development systems during the quarter, demonstrating the continued strong interest in its products. The total cumulative number of development systems shipped now stands at 1,387,893.

•	Microchip’s latest world-class development tool offerings include the MPLAB® XC32++ compiler for its 32-bit PIC32 microcontrollers.

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Microchip Technology Reports
Second Quarter Fiscal 2013
Financial Results

•
Further expanding its industry-leadership position in 8-bit, Microchip added 15 new USB PIC MCUs that span 14 to 100 pins and eliminate the cost of an external crystal via its latest integrated technology called “Active Clock Tuning.” Additionally, Microchip announced two new MCUs that combine high integration, eXtreme Low Power technology and a highly efficient method to implement mTouch™ capacitive sensing.

•
Microchip added three new families to its large 16-bit portfolio, including a new dsPIC33GS family that adds lower-cost options for digital power conversion and lighting; an expansion of its 70 MIPS dsPIC33E DSCs and PIC24E MCUs with more memory and specialized peripherals for motor-control and general-purpose applications that require op amps, temperature sensing and touch interfaces; and lower-cost, lower pin count dsPIC33 DSCs and PIC24F MCUs for motor-control, consumer, medical and industrial applications.

•
In other 32-bit tool news, Microchip further enabled the fast-growing population of PIC32 MCU designers with two new development kits that make it easy to create 24-bit audio designs, and are the industry’s first audio mixer development boards. Additionally, Microchip launched a new development board for creating applications with Low Cost Controllerless Graphics (LCCG) displays and projected-capacitive multi touch user interfaces.

•	Microchip expanded its mTouch sensing portfolio with turnkey devices for projected-capacitive multi touch, haptic feedback, and proximity detection.

•
Two new product lines were added to Microchip’s vast and diverse analog portfolio, including a low-power, low-cost 6-bit Volatile DAC, and an expansion of its low-power op amps into higher voltages with three new 9V and 12V families that enable a wider signal input range.

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Microchip Technology Reports
Second Quarter Fiscal 2013
Financial Results

Third Quarter Fiscal Year 2013 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$396 to $426 million		$396 to $426 million
Gross Margin[2]	47.9% to 48.4%	$30.1 to $32.4 million	55.5% to 56.0%
Operating Expenses[2]	44.0% to 44.5%	$53.4 to $57.5 million	30.5% to 31.0%
Other Income (Expense)	($9.4) million	($2.1) million	($7.3) million
Income Tax Expense	$4 to $5 million	$11 to $12 million	$14 to $16 million
Net Income	$0.1 to $4.4 million	$75.6 to $80.9 million	$75.7 to $85.3 million
Diluted Common Shares Outstanding[3]	Approximately 205.7 million shares	Approximately 0.3 million shares	Approximately 205.4 million shares
Earnings per Diluted Share	0 to 2 cents	37 to 39 cents	37 to 41 cents
1    See the “Use of Non-GAAP Financial Measures” section of this release.

[2]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

[3]	See Footnote 3 under the “Use of Non-GAAP Financial Measures” section of this release.

•
Microchip’s inventory days at December 31, 2012 are expected to decline by 15 to 20 days from the September quarter due to the impacts of purchase accounting that results in SMSC written-up inventory that will be sold in the December quarter being removed from inventory and being reflected in cost of goods sold. Our inventory position enables us to continue to service our customers with very short lead times while allowing us to control future capital expenditures. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending December 31, 2012 are expected to be approximately $15 million. Capital expenditures for all of fiscal year 2013 are anticipated to be approximately $50 million. We are continuing to take actions to selectively invest in the equipment needed to support the expected growth of our new products and technologies.

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Microchip Technology Reports
Second Quarter Fiscal 2013
Financial Results

•	We expect net cash generation during the December quarter of approximately $80 million to $100 million prior to the dividend payment and our acquisition related activities.

[1]
Use of Non-GAAP Financial Measures: Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, earn-out adjustments and legal and other general and administrative expenses associated with acquisitions), legal settlements, and non-cash interest expense on our convertible debentures, the related income tax implications of these items and nonrecurring tax events.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. The value of our equity securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management. The non-GAAP adjustments related to the impact of our acquisitions, legal settlements, nonrecurring tax events and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in

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Microchip Technology Reports
Second Quarter Fiscal 2013
Financial Results

understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of its business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature, or to the one-time nature of the events, or in the case of distributor inventory acquired in an acquisition being recognized as net sales for non-GAAP purposes on sell-through to provide comparability between periods for the results of the acquired company, or in the case of our equity securities, because such item is difficult to predict and not within the control of management. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2012 quarter of $33 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net sales	$383,298	$340,602	$735,432	$715,109
Cost of sales	189,103	143,899	336,440	296,949
Gross profit	194,195	196,703	398,992	418,160

Operating expenses:
Research and development	64,082	45,383	112,908	90,681
Selling, general and administrative	71,767	50,997	127,359	107,516
Amortization of acquired intangible assets	27,858	2,703	31,904	5,483
Special charges	22,394	-	22,394	-
	186,101	99,083	294,565	203,680

Operating income	8,094	97,620	104,427	214,480
Losses on equity method investments	(32)	(13)	(153)	(74)
Other expense, net	(5,943)	(7,337)	(11,291)	(10,310)

Income before income taxes	2,119	90,270	92,983	204,096
Income tax provision	23,303	10,983	35,457	25,516

Net (loss) income	$(21,184)	$79,287	$57,526	$178,580

Basic net (loss) income per common share	$(0.11)	$0.42	$0.30	$0.94
Diluted net (loss) income per common share	$(0.11)	$0.40	$0.28	$0.88

Basic common shares outstanding	194,060	190,809	193,756	190,461
Diluted common shares outstanding	194,060	200,199	204,627	202,383

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	September 30,	March 31,
	2012	2012
	(Unaudited)
Cash and short-term investments	$1,553,410	$1,459,009
Accounts receivable, net	230,457	170,201
Inventories	289,526	217,278
Other current assets	215,885	169,373
Total current assets	2,289,278	2,015,861

Property, plant & equipment, net	536,727	516,611
Long-term investments	154,002	328,586
Other assets	908,369	222,718

Total assets	$3,888,376	$3,083,776

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$202,351	$139,164
Deferred income on shipments to distributors	123,122	108,709
Total current liabilities	325,473	247,873

Long-term line of credit	600,000	-
Convertible debentures	359,656	355,050
Long-term income tax payable	179,807	70,490
Deferred tax liability	434,603	411,368
Other long-term liabilities	24,739	8,322

Stockholders’ equity	1,964,098	1,990,673

Total liabilities and stockholders’ equity	$3,888,376	$3,083,776

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended September 30,		Six Months Ended September 30,

	2012	2011	2012	2011
Net sales, as reported	$383,298	$340,602	$735,432	$715,109
Distributor revenue recognition adjustment	24,496	-	24,748	-
Non-GAAP net sales	$407,794	$340,602	$760,180	$715,109

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended September 30,		Six Months Ended September 30,

	2012	2011	2012	2011
Gross profit, as reported	$194,195	$196,703	$398,992	$418,160
Distributor revenue recognition adjustment	15,737	-	15,868	-
Share-based compensation expense	2,614	1,608	3,924	3,007
Acquisition-related acquired inventory valuation and other costs	22,650	-	24,150	-
Non-GAAP gross profit	$235,196	$198,311	$442,934	$421,167
Non-GAAP gross profit percentage	57.7%	58.2%	58.3%	58.9%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,

	2012	2011	2012	2011
Research and development expenses, as reported	$64,082	$45,383	112,908	$90,681
Share-based compensation expense	(6,358)	(3,556)	(10,390)	(6,969)
Acquisition-related costs	(17)	-	(17)	-
Non-GAAP research and development expenses	$57,707	$41,827	$102,501	$83,712
Non-GAAP research and development expenses as a percentage of net sales	14.2%	12.3%	13.5%	11.7%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,

	2012	2011	2012	2011
Selling, general and administrative expenses, as reported	$71,767	$50,997	$127,359	$107,516
Share-based compensation expense	(11,581)	(4,320)	(16,225)	(8,532)
Acquisition-related costs	(1,832)	(143)	(5,019)	(622)
Non-GAAP selling, general and administrative expenses	$58,354	$46,534	$106,115	$98,362
Non-GAAP selling, general and administrative expenses as a percentage of net sales	14.3%	13.7%	14.0%	13.8%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended September 30,		Six Months Ended September 30,

	2012	2011	2012	2011
Operating income, as reported	$8,094	$97,620	$104,427	$214,480
Distributor revenue recognition adjustment	15,737	-	15,868	-
Share-based compensation expense	20,553	9,484	30,539	18,508
Acquisition-related acquired inventory valuation and other costs	24,499	143	29,186	622
Amortization of acquired intangible assets	27,858	2,703	31,904	5,483
Special charges	22,394	-	22,394	-
Non-GAAP operating income	$119,135	$109,950	$234,318	$239,093
Non-GAAP operating income as a percentage of net sales	29.2%	32.3%	30.8%	33.4%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended September 30,		Six Months Ended September 30,

	2012	2011	2012	2011
Other expense, net, as reported	$(5,943)	$(7,337)	$(11,291)	$(10,310)
Convertible debt non-cash interest expense	2,042	1,866	4,017	3,671
Losses on equity securities	-	1,878	-	1,878
Non-GAAP other expense, net	$(3,901)	$(3,593)	$(7,274)	$(4,761)
Non-GAAP other expense, net, as a percentage of net sales	-1.0%	-1.1%	-1.0%	-0.7%

RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended September 30,		Six Months Ended September 30,

	2012	2011	2012	2011
Income tax provision, as reported	$23,303	$10,983	$35,457	$25,516
Income tax rate, as reported	1,099.7%	12.2%	38.1%	12.5%
Distributor revenue recognition adjustment	3,387	-	3,404	-
Share-based compensation expense	3,419	1,226	4,741	2,394
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	4,818	137	5,387	321
Special charges	11,476	-	11,476	-
Convertible debt non-cash interest expense	766	700	1,507	1,377
Non-recurring tax event	(29,716)	-	(29,716)	-
Losses on equity securities	-	704	-	704
Non-GAAP income tax provision	$17,453	$13,750	$32,256	$30,312
Non-GAAP income tax rate	15.1%	12.9%	14.2%	12.9%

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RECONCILIATION OF GAAP NET (LOSS) INCOME AND GAAP DILUTED NET (LOSS) INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended September 30,		Six Months Ended September 30,

	2012	2011	2012	2011
Net (loss) income, as reported	$(21,184)	$79,287	$57,526	$178,580
Distributor revenue recognition adjustment, net of tax effect	12,350	-	12,464	-
Share-based compensation expense, net of tax effect	17,134	8,258	25,798	16,114
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	47,539	2,709	55,703	5,784
Special charges, net of tax effect	10,918	-	10,918	-
Convertible debt non-cash interest expense, net of tax effect	1,276	1,166	2,510	2,294
Non-recurring tax event	29,716	-	29,716	-
Losses on equity securities, net of tax effect	-	1,174	-	1,174
Non-GAAP net income	$97,749	$92,594	$194,635	$203,946
Non-GAAP net income as a percentage of net sales	24.0%	27.2%	25.6%	28.5%

Diluted net (loss) income per share, as reported	(.11)	$0.40	$0.28	$0.88
Non-GAAP diluted net income per share	$0.48	$0.46	$0.95	$1.01
Diluted common shares outstanding, non-GAAP	205,286	199,537	204,285	201,761

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Microchip Technology Reports
Second Quarter Fiscal 2013
Financial Results

Microchip will host a conference call today, November 8, 2012 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 15, 2012.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time)
November 8, 2012 and will remain available until 8:00 p.m. (Eastern Time) on November 15, 2012. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 4215411.

Cautionary Statement:

The statements in this release relating to continued strong share gains for our 32-bit microcontroller business, the reduction in wafer starts having a negative impact on gross margin in the December quarter, continuing to see a very weak global macroeconomic environment; our belief that the worldwide GDP growth is decelerating, weakness in our SMSC business as well as our microcontroller, analog and memory businesses based on the economic and business environments, expecting net sales to reach a new record high in the December 2012 quarter, expecting total net sales in the December 2012 quarter to be $396 million to $426 million, continued strong interest in our products, our third quarter fiscal 2013 guidance (GAAP and Non-GAAP as applicable) including net sales, gross margin, operating expenses, other income (expense), income tax expense, net income, diluted common shares outstanding, earnings per diluted share, share count, inventory days expected to decline, capital expenditures for the December quarter and for fiscal 2013, inventory position enabling us to service our customers with very short lead times while allowing us to control future capital expenditures, expected growth of our new products and technologies and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued economic uncertainty or any unexpected fluctuations or further weakness in the U.S. and global economies, changes in demand or market acceptance of our products (including our SMSC products and our licensed technology) and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our

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Microchip Technology Reports
Second Quarter Fiscal 2013
Financial Results

business; our ability to continue to realize the expected benefits of our SMSC acquisition and to successfully complete the integration of such business; the impact of any other significant acquisitions that we may make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; our actual average stock price in the December 2012 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 8, 2012 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, JukeBlox, PIC, and MPLAB are registered trademarks of Microchip Technology Inc. in the USA and other countries. PICtail, and mTouch are trademarks of Microchip Technology Inc. in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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